VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                    CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

(Amounts in thousands, except per share data)

                              THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
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                                  1997        1996               1997           1996
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Net Income                    $     74      $ 4,772           $    302        $  7,393
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Weighted average number of
  common shares outstanding     40,298       41,332             40,560          41,317

Adjustments necessary to
  reflect weighted average
  number of common shares
  outstanding on a fully
  diluted basis                  2,030          730               1,202            674
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                                42,328       42,303              41,762         42,231
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Fully diluted earnings
  per share                    $  0.00      $  0.11             $  0.01        $  0.18
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